EXHIBIT 10.9

                                   COMMERCIAL
                                 LEASE AGREEMENT

This Lease Agreement is made and entered into this 28th day of February, 1995, by and between Ameritas Life Insurance Corp. corporation (hereinafter called
"Lessor"), and Matrix Telecom, Inc., a Texas Corporation (hereinafter called "Lessee").

                                   WITNESSETH:

Lessor. In consideration of the rent to be paid and the covenants and agreements to be performed by Lessee, as hereinafter set forth, does hereby lease, demise, and let unto Lessee and Lessee accepts that certain office space containing approximately 24,050 rentable square feet on the First & Second floor in the building known as Northstar Plaza I (hereinafter called the "Building"), located on that certain tract of land situated in the City of Fort Worth, County of Tarrant, State of Texas, more particularly described in Exhibit "A" attached hereto and made a part hereof (hereinafter called the "Land"). The area hereby leased (hereinafter called "Leased Premises") in the Building is shown and designated on the Floor Plan(s) attached hereto and made a part hereof as Exhibit "B".

The Leased Premises are leased by Lessor to Lessee, are accepted, and are to be used and possessed by Lessee upon and subject to the following terms, provisions, covenants, agreements, and conditions:

     1. TERM: Subject to and upon the conditions set forth below, including without limitation subparagraph 34(d), the term of this Lease shall commence on July 1, 1995 (the "Commencement Date") or, if such date is different from the Commencement Date, the Completion Date as defined in subparagraph 34(d), which Lessor shall use its best efforts to establish by the Commencement Date, and shall terminate June 30, 2000 (60) months thereafter (plus the partial month in which the Commencement Date or Completion Date occurs, if applicable). If lessee takes possession of the Leased Premises before July 1, 1995 the monthly rental for the first month shall be prorated based on Year 1 rent.

     2. RENT: (a) Lessee agrees to pay monthly as base rental during the term of this Lease the sum of ($ ), which amount shall be payable to Lessor at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date or Completion Date during the demised term; provided, that if the Commencement Date or the Completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term.

     (b) On the date of execution of this Lease by Lessee, there shall be due and payable by Lessee a security deposit in an amount equal to one monthly rental installment to be held for the performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of




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Lessor's  damage in case of default by Lessee.  Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant, any remaining balance of the security deposit to be returned by Lessor to Lessee upon termination of this Lease. Said security deposit shall be placed in an interest bearing account and the interest shall be credited to Lessee provided Lessee is not in default of an

     (c) If any increase in the fire and extended coverage insurance premiums paid by Lessor for the Building in which Lessor occupies space is caused by Lessee's use and occupancy of the Leased Premises, or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay as additional rental the amount of such increase to Lessor.

     (d) Other remedies for non-payment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the fifth day of the month for which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day after an invoice or other demand therefor has been sent to Lessee, a service charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

     (e) In the event the operating expenses as defined below (hereafter "Operating Expenses") of Lessor relating to the Building, the Land and other improvements on the Land shall, in any calendar year during the term of this Lease, exceed the sum of $3.70 per rentable square foot, with the total rentable square footage of the Building being 24,050 for the purpose of this calculation, Lessee agrees to pay as additional rental Lessee's pro rata share (100%) of the excess Operating Expenses. The increase in operating expenses will be limited to a 5% increase above $3.70 per rentable square foot for the first year and a 5% increase over the prior year operating expenses thereafter for the purpose of calculating the Lessee's pro rata share. In the case of the calendar year during which the Commencement Date or Completion Date occurs, the foregoing calculation shall be made based upon a pro rata share (as the balance of the year after the Commencement Date or Completion Dates bears to the entire year) of the Operating Expenses for that calendar year for which additional rental is due under this paragraph, invoice Lessee for the excess Operating Expenses. The invoice shall include in reasonable detail all computations of the additional rental, and Lessee agrees to make payment of the additional rental to Lessor within ten days following receipt of the invoice. In the year in which this Lease terminates, Lessor, in lieu of waiting until the close of the calendar year in order to determine any excess Operating Expenses, has the option to invoice Lessee for Lessee's pro rata share of the Operating Expenses based upon the previous year's excess Operating Expenses; Lessor shall invoice Lessee under this option within thirty days prior to the termination of this Lease increase the monthly rental to an amount which reflects the Lessee's pro rata share of the Operating Expenses based upon the previous year's excess Operating Expenses after giving Lessee thirty days notice. Lessor shall provide Lessee thirty days notice.

     (f) Operating Expenses include all expenses incurred with respect to the maintenance and operation of the Building, the Land




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and other improvements on the Land,  including,  but not limited to, maintenance and repair costs, fuel, water, sewer, gas and other utility charges, security, window washing, janitorial services, trash removal, landscaping, pest control, Lessor's managing agent whose duties are connected with the operation and maintenance of the Building or other expenses on the Land, amounts paid to management firm to supervise operation of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation of the Building or other expenses on the Land, and all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building and other expenses on the land, including common areas and parking area. Operating Expenses also include all real property taxes and all insurance premiums which lessor is required to pay or deems advisable to pay, including public liability insurance, with respect to the Building, the Land and other improvements on the Land. Operating Expenses do not include any capital improvement to the Building, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Lessor or depreciation allowance or expense.

     (g) Lessee will pay the electric bill for the entire property as received from the utility company each month during the primary term and any renewal or extension period.

     3. SIGNS: (a) Lessor will furnish and install a suitable building directory and establish suite numbers to facilitate locating and identifying Lessee's premises. In order to effect uniformity, to control the graphics, and to maintain dignified aesthetics, Lessor will also furnish and install at the entrance door to Lessee's premises a uniform suite number plate and a name plate. Signs, name plates or graphics which are wholly within the Leased Premises and not visible from the exterior of the Building or from public spaces within the Building will be permitted.

     4. USAGE AND INSURANCE: Lessee represents to and agrees with Lessor that the Leased Premises shall be used and occupied only for the purpose of general office use. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, contractors, customers and invitees in such a manner as is lawful, acceptable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Lessor in its management of the Building. Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises, nor shall Lessee permit the Leased Premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance on the Leased Premises or contents in the Building.

     5. BUILDING SERVICES: Lessor shall furnish janitorial services five times per week during the term of this Lease. Lessee shall pay for the cost of cleaning services required by non-standard improvements or special operations. Lessor shall furnish water for Lessee during the term of this lease. Lessee shall pay all telephone charges. Lessor shall furnish Lessee hot and cold water at those points of supply provided for general use of other tenants in the Building, central heating and air conditioning (at times Lessor normally furnishes these services to other tenants in




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the Building,  and at temperatures and in amounts as are considered by Lessor to be standard, routine maintenance, painting and electric lighting service for all common areas of the Building in the manner and to the extent deemed by Lessor to be standard. Failure by Lessor to any extent to furnish these defined services, or any cessation thereof, resulting from causes beyond the control of Lessor shall neither render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent nor relieve Lessee from fulfillment of any covenant in this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate on account of any interruption in service occasioned by the repairs, nor shall the same be construed as an eviction of Lessee, nor relieve Lessee from fulfillment of any covenant in this Lease. Under no circumstances will Lessor be liable for any indirect or consequential damages caused by any interruption of building services.

     6. REPAIR AND MAINTENANCE: Lessor will, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs to the Building corridors, lobby, and other common areas of the Building and other improvements on the Land and to the structural parts of the Building and other improvements on the Land, and to the lines and equipment used to provide the services referred to herein up to the point of entry into the Leased Premises, unless any such damage is caused by the negligent acts or omissions of Lessee, its agents, employees, contractors, customers or invitees, in which event Lessee, its agents, employees, contractors, customers or invitees, in which event Lessee will bear the cost of such repair. Lessee will promptly give Lessor written notice of repair required to be done by Lessor, as aforesaid, of which Lessee may become aware. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent, by reason of any repairs, alterations or additions made by Lessor under this Lease. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address set forth below and Lessor shall not be deemed in breach of its obligations unless it fails to commence such repairs within ten (10) days after receipt thereof.

     7. LESSEE'S REPAIRS AND ALTERATIONS: Lessee will not, in any manner, deface, injure or damage the Leased Premises, the Building, or any improvements on the Land, and will pay the cost of repairing any damage or injury done to the Leased Premises, the Building or such other improvements by Lessee or Lessee's agents, employees, contractors, customers or invitees. Lessee shall throughout the term of this Lease take good care of the leased Premises and keep them free from waste and nuisance of any kind. Lessee further agrees to keep the Leased Premises, including all fixtures installed by lessee, any plate glass and any mechanical lines and equipment within the Leased Premises, in good condition and make all necessary repairs thereto except for those caused by fire, casualty, or acts of God covered by Landlord's fire insurance policy covering the Building and except for repairs to structural parts of the Building which are required to be done by the Lessor. If Lessee fails to make such repairs within fifteen (15) days after the occurrence of the damage or injury, Lessor may, at its option, make such repair and Lessee shall, upon demand therefor, pay Lessor for the cost thereof, plus a charge in the amount of 15% of the




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cost thereof to cover the overhead and administrative expenses of Lessor. Lessee will not make or allow to be made any alterations or physical additions in or to
the  Leased  Premises   without  the  prior  written  consent  of  Lessor.   All
maintenance, repairs, alterations, additions, or improvements shall be conducted only by contractors and subcontractors approved in writing by Lessor, it being understood that Lessee shall procure and maintain, and shall cause such contractors and subcontractors engaged by or on behalf of Lessee, to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Lessor may require in connection with any such maintenance, repair, alteration, addition, or improvement. Upon termination of this Lease, Lessee will surrender and deliver up the Leased Premises in the same condition, order and repair as existed at the Commencement Date or Completion Date, excepting ordinary wear and tear.

     8. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Leased Premises. Lessee will comply with the rules of the Building adopted by Lessor which are set forth on EXHIBIT C attached to this Lease. Lessor shall have the right at all times to change the rules and regulations of the Building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the Leased Premises. All changes and amendments in the rules and regulations of the Building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     9. LESSOR IMPROVEMENTS: If construction is to be done by Lessor to the Leased Premises prior to Lessee's occupancy, Lessor will, at its expense, *commence and/or complete the construction of the improvements constituting the Leased Premises, including partitions, in accordance with the floor plan set forth on Exhibit B and the specifications agreed to by the parties and made a part of this Lease by reference. Upon completion of the Building and other improvements in accordance with the plans and specifications, Lessee agrees to accept delivery of the Leased Premises and to execute and deliver to Lessor a letter accepting delivery of the Leased Premises.

     10. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Lessor. Any alterations, physical additions or improvements to the Leased Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease. Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the premises to the condition existing prior to the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Lessor, provided that Lessee repairs any damage caused by the installation or removal thereof.

     11. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Leased




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Premises  are taken for any public or  quasi-public  use under any  governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is
taken  by  the  condemning  authority.   Lessee  shall  have  no  claim  to  the
condemnation award.

     (b) In the event a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private sale in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, Lessor may, at Lessor's sole risk and expense, restore and reconstruct the Building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award.

     12. FIRE AND CASUALTY: (a) If the Leased Premises should be totally destroyed by fire, tornado or other casualty, or if the Leased Premises should be so damaged so that rebuilding cannot reasonably be completed within one hundred and eighty (180) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification. In no event shall rent be paid by Lessee when the building is not in an acceptable condition as it relates to the casualties described in this paragraph.

     (b) If the Leased Premises should be partially damaged by fire, tornado or other casualty, and rebuilding or repairs can reasonably be completed within one hundred and eighty (180) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building to substantially the condition in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, contractors, customers, invitees or others for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred and eighty (180) working days from the date of written terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under the Lease shall cease to exist.

     13. CASUALTY INSURANCE: Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value; provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee or which Lessee may have upon or within the




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Leased  Premises  or any  fixtures  installed  by or paid for by Lessee  upon or within the Leased Premises or any additional improvements which Lessee may construct on the Leased Premises. Lessee shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring all of Lessee's property at the Leased Premises against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value thereof and shall provide to Lessor at all such times a certificate of such insurance.

     14. WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, and any additional improvements thereto, the Building or other improvements on the Land, or personal property (including contents) within the Building, by reason of fire or other causes which are covered by standard extended coverage hazard insurance regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way as subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

     15. HOLD HARMLESS: Lessor shall not be liable to Lessee, or to Lessee's agents, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessee, its agents, employees, contractors, customers or invitees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage. Lessee shall not be liable to Lessor, or to Lessor's agents, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, employees, contractors, customers or invitees and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damage. The provisions of this paragraph shall be subject to the provisions of paragraph 14.

     16.  LIABILITY INSURANCE, INDEMNITY AND EXCULPATION:

     (a) Lessee must procure and maintain throughout the term of this Lease and any extensions or renewals of such term general commercial liability insurance (including blanket contractual liability coverage), which shall cover any claims for bodily injury, death and/or property damage occurring in or resulting from any occurrence in or about the Leased Premises, including injury, death and/or damage caused by the condition of or any defect in the Leased Premises. The policies evidencing such insurance must be in broad form satisfactory to Lessor, must name Lessor as an additional insured, must be issued by insurance companies acceptable to Lessor, and must afford immediate protection to the limit of not less than $1,000,000 per accident. With respect to each policy evidencing such liability insurance, Lessee shall obtain any available endorsements required by Lessor. Lessee shall also deliver the policy or a certificate evidencing the same to




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Lessor prior to occupying the Leased Premises or commencing the  construction of any improvements therein, and Lessee shall deliver a certificate of renewal from the applicable insurer at least ten days prior to the expiration of the policy. In addition, Lessee shall obtain and deliver to Lessor a written obligation on the part of each of its insurance companies to notify Lessor at least 10 days prior to any cancellation of or material change to such insurance.

     (b) Lessee shall indemnify and hold Lessor harmless from all fines, suits, costs and liability of every kind, including without limitation, attorney fees and costs in defense of any claim relating thereto, arising because of: (i) any violation or nonperformance by Lessee of representation or covenant contained in this Lease: (ii) any bodily injury, death and/or damage to property occurring in or resulting from any occurrence in the Leased Premises during the term of this Lease; and (iii) any bodily injury, death and/or property damage that is incident to, arises out of, or is in any way caused by the acts or negligent omissions of Lessee or any of its agents, employees, contractors, customers or invitees. The indemnity set out in the preceding sentence will not be impaired or affected by negligence on the part of Lessor or anyone acting for Lessor and is not limited in any way to the amount of insurance required by the preceding subparagraph (a).

     (c) Lessee accepts responsibility for keeping all personal property and equipment in the Leased Premises adequately insured and for maintaining adequate business interruption insurance. Lessor will not be liable to Lessee, its employees, agents, licensees, invitees or insurers for bodily injury, death or property damage occasioned by the acts or omissions of any other tenant of the Building or of other tenants, agents, employees, licensees, or invitees within the Building. Further, Lessor will not be liable to Lessee for any property damage, bodily injury or inconvenience caused by the condition, maintenance, repair or alteration of the Building, or the failure to provide maintenance or repairs, except to the extent caused by Lessor's gross negligence or willful misconduct.


     17. PEACEFUL ENJOYMENT: Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease as well as any extension or renewal thereof.

     18. LESSOR'S RIGHT OF ENTRY: Lessor shall have the right, at all reasonable hours, to enter the Leased Premises for the following reasons: inspection; cleaning or making repairs, or alterations or additions as Lessor may deem necessary or desirable, whether to the Leased premises or to other portions of the Building; determining Lessee's use of the Leased Premises or determining if an act of default under this Lease has occurred; or showing the Leased Premises to any existing or prospective mortgagee or purchaser of the Building.

     19. ASSIGNMENT OR SUBLEASE: Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Lessee shall not assign this lease or sublet all or any part of the Leased Premises without the prior written consent of Lessor.* Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, to cancel this Lease as of the date the requested subletting or assignment is to be effective. The option shall be exercised, if at all, within fifteen (15) days following
Lessor's receipt of written notice by delivery to Lessee of written notice of Lessor's intention to exercise the option. In the event of any assignment or subletting, Lessee shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by lessor from the assignee or subtenant shall not be construed to constitute a novation or a release of Lessee from the further performance of its obligations under this Lease.* Such consent shall not be unreasonably withheld.

     20. LANDLORD'S LIEN: In addition to and cumulative of any statutory landlord's lien provided by law, as security for Lessee's payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the Leased Premises. If Lessee abandons or vacates any substantial portion of the Leased premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the Leased Premises, by changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease; any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

     21. UNIFORM COMMERCIAL CODE: To the extent, if any, this Lease grants Lessor any lien or lien rights greater than provided by the laws of Texas pertaining to "Landlord's Liens", this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of Texas and, Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property now or hereafter located upon the Leased Premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code in Texas to secure the payment to lessor of the various amounts provided in this Lease. Lessee will on request execute and deliver to lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease or a copy thereof as a financing statement.

     22. MECHANIC'S LIENS: Lessee shall not permit the placing of any mechanic's liens against the Building, the Land or other improvements on the Land caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of (or at the request of) Tenant. Nothing in this Lease or in any other agreement between lessor and Lessee constitutes the consent or request of Lessor, express or implied, to any contractor, subcontractors, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement alteration or repair to the Building, the Land or other improvements on the Land. Nor does anything contained herein or in any other agreement made by Lessor and Lessee concerning the Leased Premises give Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Lessor in the Building, the Land or other improvements on the Land. If any lien is filed against the interest of Lessor in the Building or against the interest of Lessor in the Leased Premises because of work performed, materials supplied or an obligation incurred by or at the request of (or alleged request of) Lessee, then Lessee shall cause the same to be discharged of record within 20 days after filing. If Lessee fails to discharge the lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but will not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge by deposit in court or bonding. Any amount paid by Lessor to discharge the lien, and all reasonable legal and other expenses of Lessor, including reasonable attorneys' fees, in defending any such action or in procuring the discharge of the lien shall be repaid by Lessee on demand.

     23. DEFAULT BY LESSEE: The following shall be deemed to be events of default by Lessee under this Lease:

          (a) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease. Lessee shall have ten (10) days to cure this default after receiving written notice of non-payment from Lessor;

          (b)  Lessee  shall  abandon  any  substantial  portion  of the  Leased
Premises;

          (c) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Lessee;

          (d) Lessee shall file a petition or be adjudged bankrupt or insolvent under the Federal Bankruptcy Act, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

          (e) Lessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises.

     24. REMEDIES FOR LESSEE'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease Agreement, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

          (a) Terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and, if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for prosecution of any claim for damages. Upon the termination of this Lease, in addition to all unpaid rentals and other monetary obligations of Lessee to Lessor, Lessor will be entitled to recover, not as rent or a penalty but as compensation for Lessor's loss of the benefit of its bargain with Lessee, the difference between (i) an amount equal to the present value of the rental and other sums that this Lease provides Lessee will pay for the remainder of the term hereof and for the balance of any then effective extension of the term hereof, and (ii) the present value of the net future rentals for such period that will be or with reasonable efforts could be collected by Lessor by reletting the Leased Premises. The foregoing present values will be calculated by discounting at the rate of 8 percent per annum. For purposes of determining what could be collected by Lessor by reletting under the preceding sentence, it will be assumed that Lessor is not required to relet when other comparable space in the Building is available for lease and that Lessor will not be required to incur any cost to relet, other than customary leasing commissions.

          (b) Enter upon and take possession of the Leased Premises, by changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all of any part of the Leased Premises without being deemed guilty of trespass, without being liable for any claim for damages, and without causing a termination of or forfeiture of this Lease or of Lessee's obligation to pay rent and other charges, and may relet the Leased Premises on behalf of Lessee and receive directly the rent by reason of the reletting, but the failure to so relet shall not reduce Lessee's liability for rents and other charges or for damages. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it for remodeling or repairing in order to relet the Leased Premises. In connection with any such reletting, Lessor will not be obligated to incur any cost to relet, other than customary leasing commissions, will not be obligated to relet for less than the then market value of the leased Premises or to relet the leased Premises when other comparable rental space in the Building is available for lease, and may relet the Leased Premises for a term to expire at the same time as, earlier than, or subsequent to, the expiration of the term hereof and/or relet all or any portion of the Leased Premises as a part of a larger area. Lessee may retain the excess, if any, of the rent earned from reletting the Leased Premises over the rentals specified in this Lease.

          (c) Enter upon the Leased Premises, by changing locks if necessary, without being liable for prosecution of any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this subparagraph caused by the negligence of Lessor or otherwise.

          (d) After an event of default by Lessee, Lessor may recover from Lessee from time to time and Lessee shall pay to Lessor upon demand, whether or not Lessor has relet the Leased Premises or terminated this Lease, (i) such expenses as Lessor may incur in recovering possession of the Leased Premises, terminating this Lease, placing the Leased Premises in good order and condition and altering or repairing the same for reletting; (ii) all other costs and expenses (including brokerage commissions and legal fees) paid or incurred by Lessor in exercising any remedy or as a result of the event of default by Lessee; and (iii) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease or which in the ordinary course of things would be likely to result from such failure.

          (e) To the extent permitted by law, Lessee and Lessor agree that paragraphs (a), (b), (c), (e) and (g) of Section 93.002 of the Texas Property Code shall not apply to this Lease. However, as provided in Section 93.002(d) of the Texas Property Code, Lessee will be presumed to have abandoned the Leased Premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the Leased Premises, is being or has been removed from the Leased Premises and the removal is not within the normal course of Lessee's business.

     25. WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurrence or delay in taking any action in connection with an event of default shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in the above paragraph shall not preclude pursuit of any other of the remedies set forth in the above paragraph and/or any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute a forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     26. ACTS OF GOD: Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

     27. ATTORNEYS' FEES: In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Leased Premises, Lessee agrees to pay Lessor reasonable attorneys' fees for the services of the attorney, whether suit is actually filed or not. In no event shall the attorneys' fees be less than fifteen percent of the outstanding balance owed by Lessee to Lessor.

     28. HOLDING OVER: In the event of holding over by Lessee after the expiration or termination of this Lease or any extension thereof, the holdover shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such holdover an amount equal to one and A Quarter the rent which would have been payable by Lessee had the holdover period been a part of the original or extended term of this Lease. Additionally, Lessee shall be liable to Lessor for any damages caused to Lessor by such holdover. Lessee agrees to vacate and deliver the Leased Premises to Lessor upon Lessee's receipt of notice from Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided.

     29. RIGHTS OF MORTGAGEE: Lessee accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon the Leased Premises. Lessee further agrees that this Lease is subject and subordinate to any mortgage, deed of trust or other lien hereafter placed on the Leased Premises, and, although this provision is self-operative, Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage, deed of trust or other lien on the Leased Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to and upon the request of the Purchaser including the mortgagee or beneficiary under any such mortgage or deed of trust if it be the Purchaser, as its lessor, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Lessor under this Lease and requiring such attornment. The respective rights and obligations of Lessee and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease. Notwithstanding that such attornment is self-operative, Lessee agrees to execute such further agreements in confirmation thereof as shall be reasonably requested by Lessor or such mortgagee or beneficiary, and Lessee further agrees to include in such agreements such other provisions as may be reasonably requested by Lessor or such mortgagee or beneficiary, including without limitation provisions for notice of default and opportunity to cure to such mortgagee or beneficiary and the non-liability of such mortgagee or beneficiary for claims against the Lessor.

     30. ESTOPPEL CERTIFICATES: Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee or beneficiary or prospective mortgagee or beneficiary or prospective purchaser, a statement certifying that:
Lessee is in possession of the Leased Premises: the Leased Premises are acceptable; the Lease is in full force and effect, the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not paid and will not be paid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee or beneficiary.

     31. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns, and references herein to "Lessor" or "Lessee" shall include all of such heirs, personal representatives, successors and assigns, but the foregoing does not detract in any way from the provisions of Paragraph 19 hereof. It is hereby covenanted and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

     32. RENT TAX: If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

     33. NOTICE: (a) all rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth below, or any other address Lessor may specify from time to time by written notice delivered to Lessee.

     (b) All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

     (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually required) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

LESSOR:                            LESSEE:

Ameritas Life Insurance Corp.      Matrix Telecom, Inc.
c/o The Centra Group, L.L.C.       8721 Airport Freeway
1901 Central Drive, Suite 212      North Richland Hills, TX 76180
Bedford, TX  76021

     34. DEFINITIONS: These definitions apply to the terms defined as those terms are used throughout this Lease.

          (a) "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.
          (b) An "act of God" or "force majeure" is defined for the purpose of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

          (c) The Commencement Date shall be the date set forth in paragraph 2. The Commencement Date shall constitute the commencement of this Lease Agreement for all purposes, whether or not Lessee has actually taken possession.

          (d) The Completion Date shall be the date on which the improvements erected and to be erected upon the Leased Premises shall have been completed in accordance with the plans and specifications described in paragraph
9. Lessor shall use its best efforts to establish the Completion Date as the date set forth in paragraph 2. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary, and shall notify Lessee in writing as soon as it deems such corrective action has been completed so that the improvements are completed and ready for occupancy. Taking of possession by Lessee shall be conclusively deemed to establish that the improvements have been completed and that the Leased Premises are in good and satisfactory condition, as of the date possession was so taken by Lessee, except for latent defects, if any.

          (e) "Real property tax" means all city, state and county taxes and assessments including special district taxes or assessments.

          (f) The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph.

     35. LIMITED LIABILITY OF LESSOR: All liability of Lessor for damages for breach of any covenant, duty or obligation of Lessor hereunder may be satisfied only out of the interest of Lessor in the Building existing at the time any such liability if adjudicated in a proceeding as to which judgment adjudicating such liability is non-appealable and not subject to further review. In no event will Lessee be entitled to execution under any judgment against any assets of the Lessor, or any partners, shareholders, policyholders, or other persons or entities having an interest in the Lessor, except as to their interest in the Building as set forth above, and no deficiency judgment or money judgment of any kind shall be sought or entered against Lessor, Lessee agreeing that Lessor shall have no personal liability hereunder. All obligations of Lessor hereunder will be construed as covenants, not conditions.

     36. SEVERABILITY: A determination that any term or provision of this Lease, or the application thereof to any person or circumstance, is invalid or unenforceable, shall not affect the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable.

     37. BROKERAGE FEES INCURRED BY LESSEE: Lessee represents and agrees that Lessor will not be responsible for and Lessee shall indemnify, defend and hold Lessor harmless against, any brokerage or leasing commission or finder's fee claimed by any party in connection with this Lease, except any such claim made pursuant to a separate written agreement executed by Lessor and the party making such claim.

     38. JOINT AND SEVERAL LIABILITY: If Lessee consists of more than one person or entity at any time, all such persons or entities are jointly and severally liable hereunder for the obligations of Lessee.

     39. TIME IS OF THE ESSENCE: Time is of the essence with respect to the performance by Lessee of all of its obligations under this Lease.

     40. RECORDATION: Lessee agrees not to record this Lease or any memorandum of this Lease without Lessor's consent.

     41. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: It is expressly agreed by Lessee, as a material consideration for the execution of this Lease, that this Lease, with the specific reference to written extrinsic documents, is the entire agreement of the parties and that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease. Any representation of Lessor's agents which is not incorporated in this Lease shall not be binding upon Lessor and should be considered as unauthorized. Lessor and Lessee expressly agree that there are and shall be no implied warranties of merchantability, fitness or of any other kind arising out of this Lease. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing signed by both Lessor and Lessee.

     42.  OTHER PROVISIONS:

          1) Exhibits A, B and C are attached hereto and made a part hereof.

          2) This Lease Agreement is subject to Lessor's approval and will be a valid Lease Agreement only when signed by the Lessor.

          3) Lessor will enter into a license agreement with Lessee for additional parking not to exceed fifty (50) spaces at 8713 Airport Freeway Property (Northstar II). Lessee agrees to utilize the additional parking only on an "as needed" basis. The license agreement will be subject to cancellation with forty-five (45) days written notice from Lessor to Lessee if Owner of Northstar II (8713 Airport Freeway) sells or otherwise transfers the property at 8713 Airport Freeway to another owner. This license agreement will also be subject to cancellation with forty-five (45) days written notice from Lessor to Lessee if Owner of 8713 Airport Freeway Property decides in its sole discretion that the above-mentioned fifty (50) spaces are needed for any existing or future Tenant of the 8713 Airport Freeway Property.

          4) Lessor agrees to give Lessee one (1) five year option to renew this Lease Agreement at the then existing market rate. This renewal will be negotiated one hundred eighty (180) days prior to the expiration of the primary term.

          5) Lessor will use its best efforts to make Lessee aware of any space in excess of 5,000 rentable square feet which comes available at the 8713 Airport Freeway Property as long as Lessor retains an ownership position at 8713 Airport Freeway Property during the term of this Lease Agreement.


LESSOR:                            LESSEE:

AMERITAS LIFE INSURANCE CORP.      MATRIX TELECOM, INC.


By /s/ JOHN B. WEISBERG            By /s/ CHARLES G. TAYLOR, JR.

                       LEASE MODIFICATION AGREEMENT

THIS LEASE MODIFICATION is made this 2nd day of March 1995, by and between American Life Insurance Corp. herein called "Lessor" and
Matrix Telecom, Inc. herein called "Lessee".

                                 RECITALS

WHEREAS, by a lease dated February 28, 1995 Ameritas Life Insurance Corp. did lease to Lessee 24,050 rentable square feet on the First and Second floor(s) in that certain office building known as Northstar Plaza I, located at 8721 Airport Freeway, Fort Worth, Texas. Said space consists of approximately 24,050 rentable square feet, is shown in Exhibit "A" attached to said lease, and is herein called the "premises".

     WHEREAS, the term of such lease is scheduled to expire on June
     20, 2000 and

     WHEREAS, the parties desire to make certain changes to said lease.

                                 AGREEMENT

NOW, THEREFORE, in consideration of mutual covenants contained herein and in said lease, the parties hereto agree as follows:

          1. Exhibit B. The last paragraph of Exhibit "B" which reads "Lessee will have the right to cancel this Lease Agreement if the City of North Richland Hills requires a fire sprinkler system to be installed in the building during their plan review and prior to their issuance of a building permit. This right to cancel will not be available to Lessee once a building permit is issued and a contract for construction is signed.", is hereby deleted in its entirety.

          If Lessee is a division or subsidiary of a corporation, each individual executing this Agreement on behalf of the division or subsidiary represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the division or subsidiary, in accordance with a duly adopted resolution of the Board of Directors or the parent corporation, that this Agreement is binding upon the parent corporation (as well as the division or subsidiary) in accordance with its terms, and that said division or subsidiary shall, within thirty (30) days after request by Lessor, deliver to Lessor a certified copy of a resolution of the Board of Directors of the parent corporation authorizing or ratifying the execution of this Agreement.

     If Lessee is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said partnership and that this Agreement is binding upon said partnership in accordance with its terms.

     2.   Miscellaneous:

          a. The provisions of this Lease Modification Agreement shall remain in full force and effect for the duration of the said lease.

          b. Except as otherwise set forth herein, all of the terms and conditions of said lease shall remain in full force and effect, and shall remain fully applicable to the premises, throughout the duration of said lease. Said lease, as amended herein, constitutes the entire agreement between the parties hereto, and no further modification of said lease shall be binding unless evidenced by an agreement in writing signed by Lessor and Lessee.

          c. The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions in this Agreement.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Modification Agreement as of the day first above written.

Ameritas Life Insurance Corp.
LESSOR


By:  /s/ JOHN B. WEISBERG


Matrix Telecom, Inc.
LESSEE


By: /s/ CHARLES G. TAYLOR, JR.

DATE: 3/3/95





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